                                                                   EXHIBIT 4.3


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.


                          COMMON STOCK PURCHASE WARRANT

Warrant No. 2                                            Number of Shares 20,000


                           EXACT SCIENCES CORPORATION

                           Void after November 7, 2004


         1. ISSUANCE. This Warrant is issued to GATX Ventures, Inc., a Delaware corporation by EXACT Sciences Corporation, a Delaware corporation (hereinafter with its successors called the "Company").

         2. PURCHASE PRICE; NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 63 Great Road, Maynard, Massachusetts 01754, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $7.33, TWENTY THOUSAND (20,000) fully paid and nonassessable shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the Fair Market Value thereof (as defined in Section 4 hereof), or (iv) by any combination of the foregoing.

         4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant by the surrender of this Warrant to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                        A

where

                         X = the number of shares to be issued to the Holder
                    pursuant to this Section 4.

                         Y = the number of shares covered by this Warrant.

                         A = the Fair Market Value of one share of Common Stock
                    as at the time the net issue election is made pursuant to this Section 4.

                         B = the Purchase Price in effect under this Warrant
                  at the time the net issue election is made pursuant to this
                  Section 4.

                  For the purposes of this Warrant, "Fair Market Value" of a share of Common Stock shall mean:

               (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation National Market ("Nasdaq"), the last reported sale price of the Common Stock on the last business day before the effective date of exercise or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the Nasdaq National Market;

               (ii) If the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market but is traded in the over-the-counter market, the mean of the last bid and asked prices reported on the last business day before the effective date of exercise (1) by the Nasdaq or (2) if reports are unavailable under clause (1) by the National Quotation Bureau Incorporated;

               (iii) If the Company's Common Stock is not publicly traded, then as determined in good faith by the Board of Directors of the Company upon review of relevant factors.

         5. ISSUANCE DATE. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         6. EXPIRATION DATE. This Warrant shall expire at the close of business on November 7, 2004 and shall be void thereafter.

         7. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         8. DIVIDENDS. If after the Original Issue Date (as defined in Section 13 hereof) the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         9. SALE OF ASSETS AND MERGERS. Upon the sale by the Company of all or substantially all of its assets, or the merger or consolidation of the Company with or into another entity in a transaction where the shares of the Company's capital stock outstanding immediately prior to the closing of such merger or consolidation represent or are converted into or exchanged for shares that represent less than a majority of the shares of capital stock of the resulting or surviving entity outstanding immediately after the closing of such merger or consolidation (each, a "Business Event"), this Warrant shall expire and thereafter be void. The Company shall give the Holder of this Warrant seven (7) business days (the "Merger Exercise Period") prior written notice of a Business Event. Holder may exercise this Warrant, in full or in part, during the Merger Exercise Period. Upon the expiration of the Merger Exercise Period, this Warrant shall expire and thereafter be void.

         10. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 10, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

         11. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         12.      NOTICES OF RECORD DATE, ETC.  In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         13. ISSUE DATE. This Warrant is being issued by the Company on November 7, 2001 (the "Original Issue Date") in connection with that certain Asset Purchase Agreement, dated as of November 7, 2001, among the Company, MMC/GATX Partnership No. 1 and TransAmerica Technology Finance Corporation.

         14. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder of this Warrant.

         15. COMPLIANCE WITH THE SECURITIES ACT.

                  (a) COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws. Upon exercise of this Warrant, unless the Common Stock being acquired is registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Common Stock so purchased (and any shares issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the

Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

                  (b) In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

                           (i) The Holder is aware of the Company's business
affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act or applicable state securities laws.

                           (ii) The Holder understands that this Warrant has not
been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

                           (iii) The Holder further understands that this
Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

         16. WARRANT REGISTER; TRANSFERS, ETC.

                  (a) Subject to the provisions of Section 15 hereto, this Warrant and all rights hereunder are transferable (but only with all related obligations) with the prior written consent of the Company, and upon surrender of the Warrant with a properly executed assignment (in the form attached hereto) at the principal office of the Company, or at such other office or agency as the Company may designate.

                  (b) Each holder of this Warrant acknowledges that this Warrant and the Common Stock of the Company issuable upon exercise hereof have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Common Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Common Stock and registration or qualification of this Warrant or such Common Stock under any applicable blue sky or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.

                  (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in accordance with this Section 16, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, as may be appropriate.

                  (d) The Company will maintain a register containing the names and addresses of the registered holders of this Warrant. Any registered holder may change such registered holder's address as shown on the warrant register by written notice to the Company requesting such change.

         17. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         18. REGISTRATION RIGHTS.

                  (a) Whenever the Company proposes to file a registration statement with the Securities and Exchange Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) (a "Registration Statement"), it will, prior to such filing, give written notice to the Holder of its intention to do so and, upon the written request of the Holder given within 30 days after the Company provides such notice, the Company shall use commercially reasonable efforts to register under the Securities Act pursuant to the Registration Statement all shares of Common Stock issued or issuable upon conversion of the Warrant ("Registrable Shares") for which the Holder has requested registration; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 18 without obligation to the Holder; and provided further that the Company shall have no obligation to register Registrable Securities which have already been registered under the Securities Act pursuant to an effective registration statement or are owned by a Holder who could immediately sell all of such Registrable Securities publicly pursuant to Rule 144 under the Securities Act.

                  (b) In connection with any offering under this Section 18 involving an underwriting, the Company shall include in such offering all the Registrable Shares specified in a written request or requests, mailed by the Holder within 30 days of receipt of such written notice from the Company, provided that the Company may limit, to the extent so advised by the underwriters as a result of market conditions, the amount of Registrable Shares to be included in the registration by the Holder to an amount not less than one third of the total number of securities included in the offering. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of Registrable Shares which the Holder has requested to be included, then the Company may include all securities proposed to be registered by the Company to be sold for its own account and the Holder shall participate in the underwriting pro rata based upon its total ownership of shares of Common Stock of the Company, together with any additional holders of shares of the Company's capital stock who has requested registration of any or all of such holder's shares pursuant to and in accordance with a grant of registration rights by the Company (a "Selling Securityholder"). If any Selling Securityholder would thus be entitled to include more shares than such Selling Securityholder requested to be registered, the excess shall be allocated among other requesting Selling Securityholders pro rata based upon their total ownership of shares.

                  (c) A Holder proposing to distribute its securities in an offering under this Section 18 involving an underwriting shall (together with the Company and other shareholders of securities distributing their shares through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting.

                  (d) The Company shall not be obligated to register, pursuant to this Section 18, the Registrable Shares of any Holder who fails to provide promptly to the Company such information as the Company may reasonable request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the Registration Statement.

         19. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use commercially reasonable efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act of 1934, as amended (the "Exchange Act"); and

                  (c) furnish to each holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing such holder to sell any Registrable Shares without registration.

         20. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

         21. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         22. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the Commonwealth of Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated:  November 7, 2001               EXACT SCIENCES CORPORATION



(Corporate Seal)                       By:
                                          --------------------------------------
                                       Name:
Attest:                                Title:

                                  Subscription


To:____________________             Date:_________________________


         The undersigned hereby subscribes for the shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                    ---------------------------------------
                                    Signature

                                    ---------------------------------------
                                    Name for Registration

                                    ---------------------------------------
                                    Mailing Address



                            Net Issue Election Notice


To:____________________             Date:_________________________


         The undersigned hereby elects under Section 4 to surrender the right to purchase the shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


                                    ---------------------------------------
                                    Signature

                                    ---------------------------------------
                                    Name for Registration

                                    ---------------------------------------
                                    Mailing Address

                                   Assignment


         For value received ____________________________ hereby sells,

assigns and transfers unto ______________________________________

-----------------------------------------------------------------
    Please print or typewrite name and address of Assignee

-----------------------------------------------------------------

the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_______________________


                                    -----------------------------------------

In the Presence of:


-----------------------------